Exhibit 5.1
June 22, 2007
American International Group, Inc.,
70 Pine Street,
New York, New York 10270.
AIG Program Funding, Inc.
70 Pine Street,
New York, New York 10270.
AIG Capital Trust I,
AIG Capital Trust II,
c/o American International Group, Inc.,
70 Pine Street,
New York, New York 10270.
Ladies and Gentlemen:
     In connection with the registration under the Securities Act of 1933 (the “Act”) of (a) $22,000,000,000 aggregate amount of (i) senior and subordinated debt securities, warrants, purchase contracts, junior subordinated debentures, shares of preferred stock, par value $5.00 per share (the “Preferred Stock”), depositary shares (evidenced by depositary receipts) representing interests in shares of Preferred Stock, units composed of the foregoing and guarantees (“AIGPF Guarantees”) of AIGPF Securities (collectively, the “AIG Securities”) of American International Group, Inc. (“AIG”); (ii) senior debt

American International Group, Inc.,	-2-
AIG Program Funding, Inc.
AIG Capital Trust I and
AIG Capital Trust II
securities, purchase contracts, warrants and units composed of the foregoing (collectively, the “AIGPF Securities”) of AIG Program Funding, Inc. (“AIGPF”); (iii) capital securities (the “Capital Securities”) of AIG Capital Trust I and AIG Capital Trust II (each, a “Trust”); and (iv) the guarantees by AIG, on a subordinated basis, of the payment, to the extent the Trusts have available funds or assets, of accumulated and unpaid distributions on, and the redemption or liquidation price of, the Capital Securities (the “Trust Guarantees”), and (b) shares of common stock of AIG, par value $2.50 per share (the “Common Stock”), in an aggregate amount of $16,459,681,000, we, as your counsel, have examined such corporate records, certificates and other documents, and such questions of law as we have considered necessary or appropriate for the purposes of this opinion.
     Upon the basis of such examination, we advise you that, in our opinion:
     (1) When the registration statement relating to the AIG Securities, Common Stock, Capital Securities, AIGPF Securities and Trust Guarantees (the “Registration Statement”) has become effective under the Act, the indentures (each, an “Indenture”) relating to the senior debt securities, subordinated debt securities, junior subordinated debentures and warrants of AIG and the senior debt securities and warrants of AIGPF, including the respective AIGPF Guarantees of AIG (each, an “Indenture Security”), have been duly authorized, executed and delivered, the terms of a particular Indenture Security and of its issuance and sale have been duly established in conformity with the Indenture

American International Group, Inc.,	-3-
AIG Program Funding, Inc.
AIG Capital Trust I and
AIG Capital Trust II
under which it is to be issued so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon AIG and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over AIG, and such Indenture Security has been duly executed and authenticated in accordance with such Indenture and issued and sold as contemplated by the Registration Statement, such Indenture Security will constitute a valid and legally binding obligation of AIG, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
     (2) When the Registration Statement has become effective under the Act, a certificate of designation with respect to the Preferred Stock has been duly filed with the Secretary of State of the State of Delaware, the terms of the Preferred Stock and of its issuance and sale have been duly established in conformity with AIG’s Restated Certificate of Incorporation so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon AIG and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over AIG, and the Preferred Stock has been duly issued and sold as contemplated by the Registration Statement, the Preferred Stock will be validly issued, fully paid and nonassessable.

American International Group, Inc.,	-4-
AIG Program Funding, Inc.
AIG Capital Trust I and
AIG Capital Trust II
     (3) When the Registration Statement has become effective under the Act, the terms of the deposit agreement under which the depositary shares are to be issued (the “Deposit Agreement”) have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon AIG and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over AIG, the Deposit Agreement has been duly authorized, executed and delivered, the terms of the depositary shares and of their issuance and sale have been duly established in conformity with the Deposit Agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon AIG and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over AIG, the Preferred Stock represented by the depositary shares has been duly authorized and validly issued and is delivered to the depositary, and the depositary receipts evidencing the depositary shares have been duly issued against deposit of the Preferred Stock in accordance with the Deposit Agreement and issued and sold as contemplated by the Registration Statement, the depositary receipts evidencing the depositary shares will be entitled to the rights specified in the Deposit Agreement, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

American International Group, Inc.,	-5-
AIG Program Funding, Inc.
AIG Capital Trust I and
AIG Capital Trust II
     (4) When the Registration Statement has become effective under the Act, the terms of the sale of the Common Stock have been duly established in conformity with AIG’s Restated Certificate of Incorporation, and the Common Stock has been duly issued and sold as contemplated by the Registration Statement, the Common Stock will be validly issued, fully paid and nonassessable.
     (5) When the Registration Statement has become effective under the Act, the terms of a warrant agreement (the “Warrant Agreement”) under which a particular warrant (a “Warrant”) is to be issued by either AIG or AIGPF have been duly established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon AIG or AIGPF, as the case may be, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over either AIG or AIGPF, as the case may be, the Warrant Agreement has been duly authorized, executed and delivered, the terms of such Warrant and of its issuance and sale have been duly established in conformity with the Warrant Agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon either AIG or AIGPF, as the case may be, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over either AIG or AIGPF, as the case may be, and such Warrant has been duly executed and authenticated in accordance with the Warrant Agreement and issued and sold as contemplated by the Registration Statement,

American International Group, Inc.,	-6-
AIG Program Funding, Inc.
AIG Capital Trust I and
AIG Capital Trust II
such Warrant will constitute a valid and legally binding obligation of either AIG or AIGPF, as the case may be, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
     (6) When the Registration Statement has become effective under the Act, the terms of the governing instrument or agreement under which a particular purchase contract (a “Purchase Contract”) is to be issued (the “Purchase Contract Agreement”) by either AIG or AIGPF have been duly established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon AIG or AIGPF, as the case may be, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over AIG or AIGPF, as the case may be, the Purchase Contract Agreement has been duly authorized, executed and delivered, the terms of such Purchase Contract and of its issuance and sale have been duly established in conformity with the Purchase Contract Agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon AIG or AIGPF, as the case may be, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over AIG or AIGPF, as the case may be, and such Purchase Contract has been duly executed and authenticated in accordance with the Purchase Contract Agreement and issued and sold as contemplated by the Registration Statement, such Purchase Contract

American International Group, Inc.,	-7-
AIG Program Funding, Inc.
AIG Capital Trust I and
AIG Capital Trust II
will constitute a valid and legally binding obligation of AIG or AIGPF, as the case may be, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
     (7) When the Registration Statement has become effective under the Act, the terms of a unit agreement under which a particular unit (a “Unit”) is to be issued (the “Unit Agreement”) by either AIG or AIGPF have been duly established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon AIG or AIGPF, as the case may be, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over AIG or AIGPF, as the case may be, the Unit Agreement has been duly authorized, executed and delivered, the terms of such Unit and of its issuance and sale have been duly established in conformity with the Unit Agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon AIG or AIGPF, as the case may be, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over AIG or AIGPF, as the case may be, and such Unit has been duly executed and authenticated in accordance with the Unit Agreement and issued and sold as contemplated by the Registration Statement, such Unit will constitute a valid and legally binding obligation of AIG or AIGPF, as the case may be, subject to bankruptcy,

American International Group, Inc.,	-8-
AIG Program Funding, Inc.
AIG Capital Trust I and
AIG Capital Trust II
insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
     (8) When the Registration Statement has become effective under the Act, the guarantee agreement (the “AIGPF Guarantee Agreement”) under which a particular AIGPF Guarantee that is not an Indenture Security is to be issued has been duly authorized, executed and delivered, the terms of such AIGPF Guarantee have been duly established in conformity with the AIGPF Guarantee Agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon AIG and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over AIG, the terms of the securities issued by AIGPF to which the AIGPF Guarantee relates and of their issuance and sale have been duly established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon AIGPF and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over AIGPF, and such AIGPF Securities have been duly executed and authenticated and issued and sold and as contemplated by the Registration Statement, such AIGPF Guarantee will constitute a valid and legally binding obligation of AIG, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

American International Group, Inc.,	-9-
AIG Program Funding, Inc.
AIG Capital Trust I and
AIG Capital Trust II
     (9) When the Registration Statement has become effective under the Act, the guarantee agreement (the “Capital Securities Guarantee Agreement”) under which a particular Trust Guarantee is to be issued has been duly authorized, executed and delivered, the amended and restated trust agreement (the “Amended and Restated Trust Agreement”) of the Trust issuing the Capital Securities to which such Trust Guarantee relates has been duly authorized, executed and delivered, the terms of such Trust Guarantee have been duly established in conformity with the Capital Securities Guarantee Agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon AIG and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over AIG, the terms of such Capital Securities and of their issuance and sale have been duly established in conformity with the Amended and Restated Trust Agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Trust and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Trust, and such Capital Securities have been duly executed and authenticated in accordance with the Amended and Restated Trust Agreement and issued and sold as contemplated by the Registration Statement, such Trust Guarantee will constitute a valid and legally binding obligation of AIG, subject to bankruptcy, insolvency, fraudulent

American International Group, Inc.,	-10-
AIG Program Funding, Inc.
AIG Capital Trust I and
AIG Capital Trust II
transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
     We note that, as of the date of this opinion, a judgment for money in an action based on an Indenture Security, Warrant or Purchase Contract denominated in a foreign currency or currency unit (collectively, the “Foreign Currency Securities”) in a Federal or state court in the United States ordinarily would be enforced in the United States only in United States dollars. The date used to determine the rate of conversion of the foreign currency or currency unit in which a particular Foreign Currency Security is denominated into United States dollars will depend upon various factors, including which court renders the judgment. In the case of a Foreign Currency Security denominated in a foreign currency, a state court in the State of New York rendering a judgment on such Foreign Currency Security would be required under Section 27 of the New York Judiciary Law to render such judgment in the foreign currency in which the Foreign Currency Security is denominated, and such judgment would be converted into United States dollars at the exchange rate prevailing on the date of entry of the judgment.
     The foregoing opinion is limited to the Federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

American International Group, Inc.,	-11-
AIG Program Funding, Inc.
AIG Capital Trust I and
AIG Capital Trust II
     We have relied as to certain matters on information obtained from public officials, officers of AIG, the sponsor of the Trusts and other sources believed by us to be responsible.
     We hereby consent to this filing of this opinion as an exhibit to the Registration Statement and to the references to us under the heading “Validity of the Securities” in each of the prospectuses included in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,
/s/ SULLIVAN & CROMWELL LLP